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                                                                    EXHIBIT 99.1

                                                           CAVALRY BANCORP, INC.
                                                                STOCK ORDER FORM
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NUMBER OF SHARES
Fill in the number of        Number                Purchase            Total
 shares you wish to          of Shares              Price              Amount
 purchase and the total
 amount due.  No             ______________    X     $10.00     =   $___________
 fractional shares will be
 issued.  The minimum
 purchase is 25 shares.      [_]  Enclosed is check or money order payable to
 No Eligible Account              Cavalry Bancorp, Inc.
 Holder, Supplemental
 Eligible Account Holder,    [_]  I authorize withdrawal from the following
 or Other Member                  account(s):
 (including all persons on
 a joint account) may               Account Number(s)                 Amount
 purchase in their
 capacity as such in the     _______________________________        $___________
 Subscription Offering
 more than 60,000 shares     _______________________________        $___________
 (or $600,000) of the
 Common Stock offered in     _______________________________        $___________
 the Conversion; no
 person, together with                       Total Withdrawn        $___________
 associates of an persons
 acting in concert with      No penalty for early withdrawal
 such person may purchase
 in the Direct Community
 Offering and the
 Syndicated Community
 Offering, in the
 aggregate, more than
 60,000 shares (or
 $600,000) of Common Stock
 issued in the Conversion,   __________________________________________________
 whichever is less; and no     Name(s) in which your stock is to be registered
 person (including all
 persons on a joint          __________________________________________________
 account), together with       Name(s) in which your stock is to be registered
 associates of or persons
 acting in concert with      __________________________________________________
 such person, may purchase                         Address
 in the Stock Conversion
 shares of Common Stock      __________________________________________________
 with an aggregate           City                    State             Zip Code
 purchase price of more
 than $600,000.              [_] Individual         [_] Joint Tenants
                             [_] Tenants in Common  [_] Uniform Gifts to Minors
METHOD OF PAYMENT            [_] Other _________________________________________
Check the appropriate
 boxes that show how you
 wish to pay for the
 stock.  If paying by        Are you an officer, director, general partner,
 check or money order,       employee or agent of a National Association of
 make it payable to          Securities Dealers, Inc. ("NASD") member firm or
 Cavalry Bancorp, Inc.       related to such person?
 Your funds will earn
 interest at Cavalry         [_] Yes    [_] No
 Banking's passbook rate
 until the Offering is
 completed.  If paying by
 withdrawal from a Cavalry
 Banking deposit account,
 write in the account
 number(s) and the           Daytime Phone (    )
 amount(s) you wish to                     -------------------------------------
 withdraw.  If payment is
 made from a CD account,
 it will continue to earn
 interest at the same CD     Were you a member of Cavalry Banking as of
 account rate.               June 30, 1996                         _____ __,1998

STOCK REGISTRATION           [_] Yes        [_] No        [_] Yes         [_] No
Print the name(s) in which
 you want the stock
 registered.  If you are a
 depositor or member, to
 protect your rights over      I acknowledge receipt of the Prospectus and the
 other purchasers as           provisions therein and understand that after
 described in the              delivery of this order form to Cavalry Bancorp,
 Prospectus, you must take     Inc., this order may not be modified or revoked.
             -------------
 ownership in at least one     I certify that this order is for the above
 -------------------------
 of the account holders'       account only and under penalties of perjury, I
 ----------------------
 names.  Subscription          certify that the Social Security or Taxpayer ID
 -----
 rights are                    number given below is correct.  I further
 nontransferable.  Enter       certify that this order does not violate
 the Social Security           purchase limitations set forth more fully in
 Number (or Tax ID Number)     the Prospectus.
 of one registered owner;
 only one number is            I acknowledge that the common stock offered is
 required.  See the            not a savings or deposit account and is not
 reverse side of this form     insured or guaranteed by the Savings
 for registration              Association Insurance Fund, the FDIC or any
 guidelines.                   other government agency.

NASD AFFILIATION               _________________________________________________
The NASD's Interpretation      Signature                             Date
 with respect to Free          _________________________________________________
 Riding and Withholding        Additional Signature (if required)    Date
 restricts the sale of         _________________________________________________
 certain initial public               Social Security No. or Tax ID No.
 offerings to certain NASD
 members, affiliates and
 family members.  For an
 exemption from these
 restrictions, such
 persons must comply with
 the following conditions:
 (i) to not sell or
 transfer the shares for a
 period of 150 days
 following issuance and
 (ii) to report this
 subscription in writing
 to the applicable NASD
 member within one day of
 payment therefor.  By
 signing this Stock Order
 Form, you are certifying
 that you will comply with
 applicable NASD
 regulations.

TELEPHONE INFORMATION
Please enter the daytime
 telephone number where
 you may be contacted in
 the event we cannot
 execute your offer as
 given.

ACCOUNT VERIFICATION
If you were a depositor on
 June 30, 1996, _____ __,
 1998 or ___________ __,
 1998, you must list full
 title and account numbers
 of all accounts you had
 at that date in order to
 insure proper
 identification of your
 purchase right or
 preference.

ACKNOWLEDGMENT
Please read the
 acknowledgement statement
 carefully and sign on the
 signature line.  When
 purchasing as a
 custodian, corporate
 officer, etc., add your
 full title to your
 signature.  Enter the
 Social Security number
 (or Tax ID number) of the
 registered owner and date
 the form; only one number
 is required.

Subscription priority
 rights for members as
 described in the
 Prospectus will expire at
 _:00 p.m., Central Time,
 on _________, __, 1998.
 The Direct Community
 Offering may end as early
 as 12:00 Noon, Central
 Time, on _______ __,
 1998, or any time
 thereafter when orders
 for all available shares
 have been received, but
 in no event later than
 ________ __, 1998.  This
 order form must be
 properly completed and
 received with payment at
 the above address or at
 any Cavalry Banking
 office prior to the
 expiration date.

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        THE ADDITION TO AN ORDER OF A NAME WHICH DOES NOT APPEAR ON THE
          QUALIFYING ACCOUNT WILL RESULT IN THE LOSS OF SUBSCRIPTION
            RIGHTS.  FOR ASSISTANCE PLEASE CALL THE CAVALRY BANKING
                          STOCK INFORMATION CENTER AT
                                (615) ___-____
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                       GUIDELINES FOR REGISTERING STOCK


     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Stock Certificates(s). If you have any questions, please consult your legal advisor.

      Stock ownership must be registered in one of the following manners:
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INDIVIDUAL:    Avoid the use of two initials.  Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account", "single man", "personal property", etc.
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JOINT:         Joint ownership of stock by two or more persons shall be
               inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or". Omit titles such as "Mrs.", "Dr.", etc.

               JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

               TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners.  When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.  All parties must agree to the transfer or sale of shares held in this form of ownership.
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UNIFORM GIFT   Stock may be held in the name of a custodian for a minor under
TO MINORS:     the Uniform Gifts to Minors laws of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST", while the description "Uniform Gifts to Minors Act" is
               abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service
               state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the
               Tennessee Uniform Gift to Minors Act will be abbreviated:
                         JOHN P. JONES CUST SUSAN A. JONES
                         UNIF GIFT MIN ACT TN
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FIDUCIARIES:    Stock held in a fiduciary capacity must contain the following:

                1.  The name(s) of the fiduciary--
                    .    If an individual, list the first given name, middle
                         initial, and last name
                    .    If a corporation, list the corporate title.
                    .    If an individual and a corporation, list the
                         corporation's title before the individual.

               2.   The fiduciary capacity--
                    .    Administrator       .    Conservator
                    .    Committee           .    Executor
                    .    Trustee             .    Personal Representative
                    .    Custodian

               3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

               4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

               5.   Either of the following:
                                         The name of the maker, donor or
                                         testator or
                                         The name of the beneficiary
                                         Example of Fiduciary Ownership
                                           JOHN D. SMITH, TRUSTEE FOR TOM A.
                                             SMITH UNDER AGREEMENT DATED (Date)